Exhibit 99.1

Driven Brands Closes $365 Million Securitization Issuance

Charlotte, N.C. (October 5, 2022)—Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) announced today that it has closed an offering by certain of its subsidiaries for $365 million Series 2022-1 Fixed Rate Senior Secured Notes, Class A-2 (the “Notes”) maturing October 2027, increasing the offering by over 30 percent. In addition to the closing of the Notes, Driven Brands also increased the total capacity under the Variable Funding Notes to $250 million, after certain conditions are met, through the addition of $135 million Series 2022-1 Class A-1 Notes.

Driven Brands plans to use the net proceeds from the Notes for general corporate purposes, including the repayment of revolving credit facilities creating capacity to invest in continued growth.

This transaction was structured as a whole business securitization through Driven Brands Funding, LLC (the “Issuer”) and Driven Brands Canada Funding Corporation (the “Canadian Co-Issuer”) and represents Driven Brands’ tenth whole business securitization issuance. The Notes were priced at a coupon of 7.4 percent with an effective interest rate of 6.7 percent inclusive of a $275 million interest rate hedge. Adjusting for this offering, our new blended cost of fixed rate debt is 4.3 percent on a second quarter 2022 proforma basis with an average tenor of approximately 5 years. Also, on a second quarter proforma basis, Driven Brands total debt portfolio is approximately 80 percent fixed rate.

The Notes received ratings of BBB from Kroll Bond Rating Agency and BBB- from S&P Global Ratings, consistent with the Series 2021-1 Fixed Rate Senior Secured Notes, Class A-2, that closed in September 2021.

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Offered Notes were offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act. This press release is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, and CARSTAR®. Driven Brands has more than 4,600 locations across 15 countries, and services over 50 million vehicles annually. Driven Brands’ network generates more than $1.7 billion in annual revenue from more than $5.0 billion in system-wide sales.

Contacts

Shareholder/Analyst inquiries:	Media inquiries:
Kristy Moser kristy.moser@drivenbrands.com (980) 229-9450	Taylor Blanchard taylor.blanchard@drivenbrands.com (704) 644-8129

Disclosure Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021 and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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